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                                                                      Exhibit 99


May 21, 2004

                   NOTICE OF SHAREHOLDER INFORMATIONAL MEETING

Dear Shareholder,

On April 19, 2004, we informed you of our intent to hold a shareholder informational meeting during the latter part of June. We have scheduled this meeting for the purpose of discussing regulatory issues, strategic initiatives and other related matters at the date, time and location specified below:

              DATE:            THURSDAY, JUNE 24, 2004
              TIME:            2:00 PM, CENTRAL STANDARD TIME
              LOCATION:        HOLIDAY INN
                               500 HOLIDAY PLAZA DR.
                               MATTESON, ILLINOIS  60443

For more information about the Holiday Inn, including a map of its location and to make room reservations, please visit www.holiday-inn.com/mattesonil.
                                        ------------------------------

Attendance at the meeting will be limited to shareholders of record of CIB Marine Bancshares, Inc., with proof of identity required. To register to attend the meeting, please return the enclosed reply form in the envelope provided, or contact our Investor Relations department by telephone at (262) 695-6010, by email at shareholderrelations@cibmarine.com or by facsimile at (262) 695-6014.


Sincerely,



The Board of Directors